Exhibit 5.1

MARTIN SNOW, LLP ATTORNEYS AT LAW www.martinsnow.com		WENDELL L. BOWDEN EDWARD J. HARRELL JOHN C. EDWARDS J. KENNETH WALKER ROBERT R. GUNN, II JOHN T. McGOLDRICK, JR. CUBBEDGE SNOW, III	MICHAEL N. WHITE H. DAVID BULLARD RICHARD A. EPPS, JR. ROSS S. SCHELL JENNY MARTIN STANSFIELD MARTY K. SENN STUART E. WALKER

DOWNTOWN OFFICE: 240 THIRD STREET POST OFFICE BOX 1606 MACON, GA 31202-1606 TELEPHONE 478/749-1700 TELECOPIER 478/743-4204	NORTH MACON OFFICE: 4008 VINEVILLE AVENUE MACON, GA 31210 TELEPHONE 478/749-1700 TELECOPIER 478/475-9901	WILLIAM H. LARSEN EDWARD L. LONG, JR. JOHN C. DANIEL, III T. BARON GIBSON, II CRAWFORD B. EDWARDS, JR. MICHAEL M. SMITH LISA M. EDWARDS BLAIR K. CLEVELAND THOMAS PETER ALLEN, III K. AMBER DUFF	R. TYLER BRYANT OF COUNSEL JEFFREY M. RUTLEDGE EMERITUS T. BALDWIN MARTIN, JR. CUBBEDGE SNOW, JR. REMER C. DANIEL

September 15, 2009

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE: Unity Holdings, Inc.

                    Form S-1 Registration Statement (File No. 333-161013)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Unity Holdings, a Georgia corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies, or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Martin Snow, LLP